UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,

DC 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 17, 2022
Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in Charter)
Maryland
001-35236
27-3269228
(State or Other Jurisdiction of
Incorporation)
(Commission File Number) (IRS Employer Identification No.)
3305 Flamingo Drive
,
Vero Beach
,
Florida
32963
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number,

including area code
(
772
)
231-1400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
registrant under any of the following provisions:
☐

Written communications pursuant

to Rule 425 under the Securities Act (17 CFR 230.425)
☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a

-12)
☐

Pre-commencement communications pursuant to Rule 14d-2(b)

under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:
Trading symbol:

Name of each exchange

on which registered:
Common Stock, par value $0.01 per share
ORC
NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange

Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☐
If an emerging growth company,

indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.

☐

Item 3.03.

Material Modifications to Rights of Security Holders.
On August 17, 2022, Orchid Island Capital, Inc. (the “Company”) announced that the board of directors of the Company (the
“Board”) has approved a reverse stock split of the outstanding shares of the Company’s common stock, par value

$0.01 per
share (the “Common Stock”), at a ratio of one-for-five (the “Reverse Stock Split”).

The Reverse Stock Split is scheduled to
take effect at approximately 5:00 p.m. Eastern Time

on August 30, 2022 (the “Effective Time”).

At the Effective Time, every
five issued and outstanding shares of Common Stock will be converted into one share of Common Stock, with a
proportionate reduction in the Company’s

authorized shares of Common Stock and preferred stock. The par value of each
share of Common Stock will remain unchanged. The shares are expected to begin trading on a split-adjusted basis at market
open on August 31, 2022. Trading in the Common

Stock will continue on the NYSE under the symbol “ORC” but the security will be assigned a new CUSIP number.
No fractional shares will be issued in connection with the Reverse Stock Split. Instead,

each stockholder that otherwise would
receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined on the
basis of the closing price of the Common Stock on the NYSE on August 30, 2022.

The Reverse Stock Split will apply to all
of the outstanding shares of Common Stock as of the Effective Time.

Stockholders of record will be receiving information
from Continental Stock Transfer & Trust

Company, the Company’s

transfer agent, regarding their stock ownership following
the Reverse Stock Split and cash in lieu of fractional share payments, if applicable.

Stockholders who hold their shares in
brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.
Item 8.01.

Other Events.
August 2022 Dividend
On August 17, 2022, the Company announced that the Board declared a dividend for the month of August 2022 of $0.16 per
share of Common Stock (the “August Dividend”), to be paid on September 28, 2022 to holders of record on August 31, 2022
(the “Record Date”), with an ex-dividend date of August 30, 2022.

Because the Record Date for the August Dividend is after
the Effective Time of the Reverse Split,

the August Dividend will reflect the Reverse Stock Split and will be paid on a split-
adjusted basis. In addition, the Company announced certain details of its RMBS portfolio as of July 2022 as well as certain
other information regarding the Company.

A copy of the Company’s press release announcing

the dividend, the Reverse
Stock Split and other information regarding the Company is attached hereto as Exhibit

99.1 and incorporated herein by this
reference.

Reverse Stock Split
The disclosure set forth under Item 3.03 above is incorporated herein by reference.
Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995 and other federal securities laws, including, but not limited to, statements about the Company’s
distributions and the Reverse Stock Split. These forward-looking statements are based upon the Company’s

present
expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the
forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further
discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company's Annual
Report on Form 10-K for the fiscal year ended December 31, 2021. All forward-looking statements speak only as of the date
on which they are made. New risks and uncertainties arise over time,

and it is not possible to predict those events or how they
may affect the Company.

Except as required by law,

the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information,

future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibits
Exhibit No. Description
99.1
Press Release dated August 17, 2022
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on
its behalf by the undersigned hereunto duly authorized.
Date: August 17, 2022

ORCHID ISLAND CAPITAL,

INC.
By: /s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer